CUMBERLAND TECHNOLOGIES, INC.
                          4311 WEST WATERS AVENUE, SUITE 401
                                TAMPA, FLORIDA  33614





                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          TO THE SHAREHOLDERS OF CUMBERLAND TECHNOLOGIES, INC.:

               NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of CUMBERLAND TECHNOLOGIES, INC. (the "Company") will be held at the office of Cumberland Technologies, Inc.,4311 West Waters Avenue, Suite 401, Tampa, Florida 33614 on August 24, 1998 at 5:00 p.m., Tampa time, for the following purposes:

               1. To elect three directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified.

               2. To transact such other business as may properly come before the meeting or any adjournments thereof.

               The proxy statement dated July 31, 1998 is attached.

               Only record holders of the Company's $.001 par value Common Stock at the close of business on July 24, 1998 will be eligible to vote at the meeting.

               Your attendance at the annual meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person.

                                       By Order of the Board of Directors:


                                       By:  /s/ Francis M. Williams
                                       -----------------------------------
                                       FRANCIS M. WILLIAMS,
                                       Chairman of the Board



          Date: July 31, 1998

               A copy of the Annual Report on Form 10-K of Cumberland Technologies, Inc. for the fiscal year ended December 31, 1997 containing financial statements is enclosed.





                            CUMBERLAND TECHNOLOGIES, INC.
                          4311 WEST WATERS AVENUE, SUITE 401
                                TAMPA, FLORIDA  33614



                                   PROXY STATEMENT
                         FOR ANNUAL MEETING OF SHAREHOLDERS

               This statement is furnished for the solicitation by the Board of Directors of proxies for the annual meeting of shareholders of Cumberland Technologies, Inc. ("Cumberland," or the "Company") to be held on August 24, 1998, at 5:00 p.m., Tampa time, at the office of Cumberland Technologies, Inc., 4311 West Waters Avenue, Suite 401, Tampa, Florida 33614. The sending in of a signed proxy will not affect the shareholder's right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely but later dated, signed proxy. Any shareholder giving a proxy may also revoke it at any time before it is exercised by giving oral or written notice to Carol S. Black, Secretary of the Company, at the offices of the Company. Oral notice may be delivered by telephone call to Ms. Black, at the offices of the Company, at (813) 885-2112.

               Holders of record of the Company's $.001 par value Common Stock at the close of business on July 24, 1998, will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. At the close of business on June 30, 1998, the Company had outstanding a total of 5,449,458 shares of $.001 par value common stock (excluding a total of 313,612 shares of treasury stock held by the Company, which are not entitled to vote). Each such share will be entitled to one vote (non-cumulative) at the meeting.

               Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.





               This proxy statement and the attached proxy were first mailed to security holders on behalf of the Company on or about July 31, 1998. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the shareholder. If the person solicited does not specify a choice with respect to election of directors, the shares will be voted "FOR" management's nominees for election as directors. In addition to the solicitation of proxies by the use of the mails, directors and officers of the Company may solicit proxies on behalf of Management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses in connection therewith. The costs of soliciting proxies will be borne by the Company.

          VOTING PROCEDURES AND VOTE REQUIRED
          -----------------------------------

               The Secretary of Cumberland, in consultation with the judges of election, who will be employees of the Company's transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and shall determine whether the name signed on each proxy card corresponds to the name of a shareholder of the Company. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Annual Meeting) exists at the Annual Meeting. Both abstentions from voting and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Annual Meeting, the Secretary of the Company, with the assistance of the judges of election, shall tabulate (i) the votes cast for or against each proposal and (ii) the abstentions in respect of each proposal.

               Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are three directorships to be filled, this means that the three individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome.

               The Company's Directors and Executive Officers beneficially own 70.6% of the outstanding shares of Cumberland Common Stock (excluding options) and intend to vote such shares in favor of the nominees named below.





          ELECTION OF DIRECTORS
          ---------------------

               The proxy holders intend to vote "FOR" election of the nominees named below (who are currently members of the Board) as directors of the Company, unless otherwise specified in the proxy. Directors of the Company elected at the Annual Meeting to be held on August 25, 1998 will hold office until the next Annual Meeting or until their successors are elected and qualified.

               Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election in his stead of such other person as Management may recommend.

               The individuals listed below as nominees for the Board of Directors were directors of the Company during 1997. The name and age of each nominee, his principal occupation, and the period during which such person has served as a director, together with the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of the Company's Common Stock such ownership represented at the close of business on June 30, 1998 (according to information received by the Company) is set forth below:


                                                     Shares of
                                                    Cumberland
                                                       Stock    Percent of
                                                   Beneficially Outstanding
                                   Service           Owned at    Shares of
                                     as              June 30,   Cumberland
          Name of Nominee         Director    Age     1998(1)      Stock
          -----------------------------------------------------------------
          Francis M. Williams    since 1991   56   3,588,318(2)    65.8%
          George A. Chandler (4) since 1991   68     2,669(3)        *
          Andrew J. Cohen (4)    since 1997   44    42,590(5)        *


          -----------
              *Ownership represents less than 1% of outstanding shares of Cumberland Common Stock.

          (1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.





          (2) Includes 2,311,585 shares owned by Mr. Francis Williams; 1,079,560 shares allocated to Mr. Williams based on his 61.5% ownership in Kimmins Corp. ("KC"), 29,346 shares owned by Mr. Williams' wife; 14,777 shares held by Mr. Williams as trustee for his wife and children and 153,050 held by various real estate partnerships of which Mr. Williams is 100 percent owner. Mr. Williams owns 61.5% of the outstanding common stock of Kimmins Corp. and is its Chairman and Chief Executive Officer.

          (3) Includes 1,869 shares owned by Mr. George A. Chandler and options to acquire 800 shares of Cumberland Common Stock.

          (4)  Member of the Audit Committee.

          (5) Includes 72,540 shares owned by C&C Properties a partnership in which Mr. Cohen has a 50% ownership, and 6,320 shares held in trust for Mr. Cohen's minor children.

               Francis M. Williams has been Chairman of the Board of Cumberland since its inception and, until June 1992, was President of Cumberland. In addition, Mr. Williams has been Chairman of the Board and Director of Cumberland Casualty & Surety Company ("CCS") and SSI from inception and President and Chairman of the Board of KC since its inception in 1979. Prior to November 1988, Mr. Williams was the Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and sole owner of K Management Corp. from June 1981 until January 1988; Mr. Williams was the Chairman of the Board of Directors of College Venture Equity Corp., a small business investment company; and since June 1981, he has been Chairman of the Board, Director, and sole stockholder of Kimmins Coffee Service, Inc., an office coffee service company. Mr. Williams has also been a director of the National Association of Demolition Contractors and a member of the executive committee of the Tampa Bay International Trade Council.

               George A. Chandler has been a Director of Cumberland since its inception. In addition, Mr. Chandler has been a Director of KC since January 1990. Since November 1989, Mr. Chandler has been an independent business consultant. Mr. Chandler was
          Chairman of the Board from July 1986 to November 1989, and President and Chief Executive Officer from October 1985 to
          November 1989 of Aqu-Chem, Inc., a manufacturer of packaged boilers and water treatment equipment. From May 1983 to October 1985, he was President, Chief Executive Officer, and Director of American Ship Building Co., which is engaged in the construction, conversion and repair of cargo vessels. Mr. Chandler was also a Director of The Allen Group, Inc. and DeVlieg Bullard, Inc.





               Andrew J. Cohen was elected as a Director to Cumberland's Board effective February 24, 1997. Since June of 1972, Mr. Cohen has been co-President of ABC Fabric of Tampa, Inc. which is now the fourth largest private retail fabric company in the United States. Mr. Cohen brings both national marketing and corporate management experience to Cumberland.

                      INFORMATION ABOUT THE BOARD OF DIRECTORS
                             AND COMMITTEES OF THE BOARD
                             ---------------------------

               Meetings of the Board of Directors. During 1997, there was one meeting of the Board of Directors.

               Director Compensation. During the year ended December 31, 1997, the Company paid nonofficer Directors an annual fee of $5,000. In addition, directors are reimbursed for expenses incurred in connection with their services as a director. In 1991, the Company authorized the grant of (i) Non-qualified Stock Options and (ii) Incentive Stock Options to key employees of the Company or any Parent or Subsidiary thereof and the grant of Non-qualified Stock Options to such employees and key persons.

               CTI has 400,000 shares of its common stock reserved for issuance for the exercise of options to be granted under the stock option plan (the "Plan"). Options granted under the Plan, in general, expire no later than ten years from the date of grant. The directors are eligible to receive stock options at the discretion of the board.

               Audit Committee.  The  Company's Audit Committee consists of two non-employee directors: Mr. Chandler and Mr. Cohen. The Audit Committee did not meet during 1997. The function of the Audit Committee is to review the general scope of the Company's annual audit and the nature of services to be performed for the Company in connection therewith, acting as liaison between the Board of Directors and the independent auditors. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of the Company. In addition, the Audit Committee is responsible for reviewing and monitoring the performance by the Company's independent auditors and for recommending the engagement or discharge of the Company's independent auditors.

               Compensation Advisory Committee. Cumberland does not have a standing compensation committee of the Board of Directors.

               Nominating Committee.   Cumberland does not  have a standing
          nominating committee of the Board of Directors.





               During 1997, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.





               Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other Company filings, including this proxy statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

                         REPORT OF THE BOARD OF DIRECTORS ON
                                EXECUTIVE COMPENSATION
                                ----------------------

               There is no formal compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation is determined by Francis M. Williams, Chairman of the Board of the Company under the direction of the Board of Directors. There is no formal compensation policy for the Chief Executive Officer of the Company. Compensation of the Chief Executive Officer, which primarily consists of salary, is based generally on performance and the Company's resources. Compensation for Mr. Joseph Williams has been fixed annually each
          year  by the  Chairman  of  the  Board.    Mr.  Joseph  Williams
          compensation is not subject to any employment contract.

               In general, following initial employment, the granting of stock-based incentives is considered by the Company to be justified when the Company s revenues and earnings, coupled with the individual executive s performance, warrant supplemental compensation in addition to the salary and bonus paid with respect to a given year. The Board thinks it unlikely that any participants in the Company s stock plans will, in the foreseeable future, receive in excess of $1 Million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance-related compensation exemptions are met) during any fiscal year, and has therefore determined that the Company will not take any affirmative action at this time to meet the requirements of such exemptions.

                                           By:/s/ Francis M. Williams
                                           ------------------------------
                                           Francis M. Williams,
                                           Chairman of the Board


                                           By:/s/ George A. Chandler
                                           -----------------------------
                                           George A. Chandler, Director





                                           By:/s/ Andrew J. Cohen
                                           ------------------------------
                                           Andrew J. Cohen, Director





                                  PERFORMANCE GRAPH
                                  -----------------

               Set forth  below is a line-graph  presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against cumulative total returns of the Nasdaq Stock Market and Securities Industrial Code (SIC Code 6351) in the surety industry. The returns for the peer group were weighted according to each issuer's market capitalization. The Company s Common Stock (symbol "CUMB") has been traded in the over-the-counter market since October 1, 1992. Effective December 16, 1996, Cumberland was approved and included in the trading on the Nasdaq Small Cap Market. The Performance Graph shows total return on investment for the period beginning December 31, 1992 and ending December 31, 1997.

                 THE CURRENT COMPOSITION OF THE SURETY INDUSTRY CODE
                                    IS AS FOLLOWS:



             ACMAT Corp. Cla           CMAC Investment Corp.     Mountbatten Inc.
             AMBAC Financial Group     Executive Risk Inc.       Orion Capital Corp.
             Amerin Corp.              Eel Ltd                   Penn America Group
             Amwest Insurance Group    Frontier Insurance        PMI Group Inc.
             Capital Re Corp.            Group                   Transatlantic Hldgs
             Centris Group, Inc. The   MBA Inc.                  Triad Guaranty Inc.
             Century Business Svc.     MAGIC Investments Corp.
               Inc.                    MI Companies

                   VALUE OF $100 INVESTED ON DECEMBER 31, 1992 AT:
                   ------------------------------------------------



                        12/31/92   12/31/93  12/31/94   12/31/95   12/31/96   12/31/97
                             --------   --------  --------   --------   --------   --------

                CUMBERLAND    $100.00    $166.67   $150.00     $83.20    $800.00    $733.33

                PEER GROUP     100.00     100.08     94.29     140.75     185.24     273.93
                NASDAQ         100.00     119.95    125.94     163.35     202.99      248.3
                MARKET

            /TABLE

          Total return assumes reinvestment of dividends.





          EXECUTIVE COMPENSATION
          ----------------------

               The following table sets forth the compensation paid or accrued by the Company to the Company's President and the President of Cumberland Casualty & Surety Company ("CCS"). No other executive officer received compensation of $100,000 or more in 1997. The information presented is for the years ended December 31, 1997, 1996 and 1995.


                              SUMMARY COMPENSATION TABLE
                             ---------------------------

                                                Annual Compensation
                                                               ------------------------------------------------------
                                                                          ---------------------------------
                                                                                                       Other Annual
                 Name of Individual and Principal Position        Year        Salary       Bonus       Compensation
                 ------------------------------------------    ---------    ----------   --------    ----------------
                 --------------------------                      ------       ------       -----        -----------

                 Joseph M. Williams, President and
                     Treasurer                                    1997     $ 95,000     $ 30,000    $               -
                                                                  1996     $ 95,000     $ 37,000    $               -
                                                                  1995     $ 95,000     $ 30,000    $               -
                 Edward J. Edenfield IV, President of CCS         1997     $105,000     $ 14,500    $               -


               Grant  of Options. During  1997, no options  were granted to
          Mr. Williams  or Mr.  Edenfield.   No  stock appreciation  rights
          (SARs) have been granted by the Company.

               Options Exercised. The following table sets forth information regarding the number of options held by the President, including the value of unexercised in-the-money options as of December 31, 1997. The closing price of the Company's Common Stock on December 31, 1997 used to calculate such values was $2.75 per share.





             FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 1997)
             -----------------------------------------------------------


                        Number of Securities
                            Underlying Unexercised       Value of Unexercised In-the-Money
                         Options/SARs at Year End (#)      Options/SARs at Year End ($)
                        -----------------------------    ---------------------------------
                         Exercisable    Unexercisable    Exercisable        Unexercisable
                       ------------   ---------------  ------------       ---------------

            Joseph    M.
            Williams         124,000                 0      $328,500                    $0
            Edward    J.
            Edenfield IV       8,000            12,000       $16,000               $24,000


               Option Repricing. The Company did not reprice any stock options in 1995, 1996 or 1997 and, to date, has not issued any stock appreciation rights.

               Employment Agreements. The Company has not entered into employment agreements with any of its executives.

               Compensation Advisory Committee Interlocks and Insider Participation. There is no compensation committee of the Company's Board of Directors or other committee of the Board performing equivalent functions. The person who performs the equivalent function is Francis M. Williams, Chairman of the Board. Francis Williams serves as an executive officer and director of Kimmins Corp. of which Joseph Williams is also an executive officer.

          CERTAIN RELATIONSHIPS
          ---------------------

               Surplus Debentures/Term Note.   In 1988, Cumberland Casualty
          & Surety Company ("CCS") issued a surplus debenture to Kimmins Corp. ("KC") in exchange for $3,000,000 which bears interest at 10 percent per annum. In 1992, the debenture due to KC from CCS was assigned to CTI. Interest and principal payments are subject to approval by the Florida Department of Insurance. On April 1, 1997, CTI forgave $375,000 of its $3,000,000 surplus debenture due to CCS. As a result, CCS increased paid-in-capital by $375,000. As of December 31, 1997, no payments could be made under the terms of the debenture.





               In 1992, the Company assigned a debenture due to KC from CCS to CTI. CTI entered into a term note agreement with KC for the outstanding amount of the debenture, including interest arrearage ($4,291,049) at September 30, 1992 as part of the spin-off transaction. The term note was pari passi with the other debts of the Company, had a 10 percent interest rate and was due on October 1, 2002. Effective October 1, 1996, CTI issued 1,723,290 shares at $3.00 per share of its common stock to Kimmins Corp. (f/k/a Kimmins Environmental Service, Corp.) in exchange for surrender of the Company's term note payable in the amount of $5,169,870.

               CCS writes surety bonds for KC and its affiliates. Revenues attributable to transactions with KC and its affiliates were $1,738, $2,873 and $4,535 for the years ended December 31, 1997, 1996 and 1995, respectively. Qualex is a consulting company which provides claims administration services to the surety and construction industries. Revenue attributable to services performed for KC and affiliates by Qualex were $310,396, $338,478 and $43,183 for years ended December 31, 1997, 1996 and 1995, respectively. CCS and Qualex are wholly owned subsidiaries of CTI.

          SECTION 16(a)BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          ------------------------------------------------------

               Section 16(a) of the Securities Exchange Act of 1934 required the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity services, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that, during the year ended December 31, 1997 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with.





                       OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND
                              CERTAIN EXECUTIVE OFFICERS
                              --------------------------

               The  name and  address of  each person  or entity  who owned beneficially 5% or more of the outstanding shares of Common Stock of Cumberland on June 30, 1998, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by the President of CTI, the President of CCS, and by all directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

                                           Number of
                                           Shares of    Percentage of
                                           Cumberland    Outstanding
                                             Stock        Shares of
                                          Beneficially    Cumberland
          Beneficial Owner (1)(2)            Owned          Stock
          ------------------------------------------------------------
          Francis M. Williams
          c/o Kimmins Corp.
          1501 2nd Avenue East
          Tampa, Florida  33605            3,588,318(3)     65.8%

          Kimmins Corp.
          1501 2nd Avenue East
          Tampa, Florida  33605            1,723,590        31.6%


          Joseph M. Williams                 358,783(4)      6.4%

          George A. Chandler                   2,669(5)       *


          Andrew J. Cohen                     42,590(6)       *

          Edward J. Edenfield IV              12,000(7)       *

          All current Directors and
           Executive   Officers   as   a
           group (5 persons)                  4,004,360     73.5%

          -----------
              *Ownership represents less than 1% of outstanding  Cumberland
             Common Stock.

          (1) The address of all Officers and Directors of Cumberland listed above, unless listed separately, are in care of Cumberland at 4311 West Waters Ave., Suite 401, Tampa, FL 33614.

          (2) Cumberland believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise noted.

          (3) Includes 2,311,585 shares owned by Mr. Francis Williams; 1,079,560 shares allocated to Mr. Williams based on his 61.5% ownership in Kimmins Corp., 29,346 shares owned by Mr. Williams' wife; 14,777 shares held by Mr. Williams as trustee for his wife and children and 153,050 held by various real estate partnerships of which Mr. Williams is 100 percent Owner. Mr. Williams owns 61.5% of the outstanding common stock of Kimmins Corp. and is its Chairman and Chief Executive Officer.

          (4) Includes 8,800 shares owned by Mr. Joseph M. Williams; options to acquire 124,000 shares of Cumberland Common Stock; 219 shares held by the KC 401(k) Plan and ESOP of which Mr. Williams is fully vested. Also includes 205,764 shares held by KC's 401(k) Plan, Profit Participation Plan and ESOP, options to acquire 20,000 shares of Cumberland Common Stock held by the ESOP, of which Mr. Williams is a trustee; Mr. Williams disclaims beneficial ownership of these shares.

          (5) Includes 1,869 shares owned by Mr. George A. Chandler and options to acquire 800 shares of Cumberland Common Stock.

          (6) Includes 50% of the 72,540 shares owned by C&C Properties a partnership in which Mr. Cohen has a 50% ownership, 6,320 shares held in trust for Mr. Cohen's minor children.

          (7) Includes options to acquire 8,000 shares of Cumberland Common Stock.





          INDEPENDENT PUBLIC ACCOUNTANTS
          ------------------------------

               The accounting firm of Ernst & Young LLP has served as the independent certified public accountants of the Company since 1991. Approval or selection of the independent certified public accountants of the Company is not submitted to the annual meeting of shareholders. The Board of Directors of the Company has historically selected the independent certified public accountants of the Company, with the advice of the Audit
          Committee, and the Board believes that it would be to the detriment of the Company and its shareholders for there to be any impediment (such as selection or ratification by the shareholders) to its exercising its judgment to remove the Company's independent certified public accountants if, in its opinion, such removal is in the best interest of the Company and its shareholders.

               It is anticipated that a representative from the accounting firm of Ernst & Young LLP will be present at the annual meeting of shareholders to answer questions and make a statement if the representative desires to do so.

          SHAREHOLDER PROPOSALS
          ---------------------

               Appropriate proposals of shareholders intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Company by April 2, 1999 for inclusion in its proxy statement and form of proxy relating to that meeting. Appropriate proposals of shareholders intended to be presented at the Company s 1999 annual meeting without inclusion in the proxy statement must be received by the Company by June 16, 1999. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

               UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN
          CONNECTION WITH THE 1998 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO CAROL S. BLACK, SECRETARY, CUMBERLAND TECHNOLOGIES, INC., 4311 WEST WATERS AVENUE, SUITE 401, TAMPA, FLORIDA 33614.





               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED.

                                           By Order of the Board of
                                                Directors

                                           By:  /s/ FRANCIS M. WILLIAMS
                                           ------------------------------
                                           Francis M. Williams,
                                           Chairman of the Board

           Dated:  July 31, 1998